CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2012, relating to the financial statements and financial highlights which appear in the October 31, 2012 Annual Reports to Shareholders of JPMorgan Global Allocation Fund, JPMorgan Global Equity Income Fund, JPMorgan Global Natural Resources Fund, JPMorgan Global Opportunities Fund, JPMorgan Growth Long/Short Fund, Highbridge Statistical Market Neutral Fund, Highbridge Dynamic Commodities Strategy Fund, JPMorgan International Value SMA Fund, JPMorgan International Realty Fund, JPMorgan Multi-Cap Long/Short Fund, JPMorgan Research Equity Long/Short Fund, JPMorgan Research Market Neutral Fund and JPMorgan Strategic Preservation Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 26, 2013